AGREEMENT REGARDING JOINT FILING
                          OF STATEMENT ON SCHEDULE 13D


The undersigned hereby understand and agree that the Statement on Schedule 13D to which this Agreement is attached, relating to shares of Common Stock, $1.00 par value per share, of Coca-Cola Bottling Co. Consolidated, is filed on behalf of the undersigned, and each of them, and that this Agreement may be attached as an exhibit to such Statement.


Dated:  December 1, 1998


                                            JFH Family Limited Partnership - SW1
                                            By: J. Frank Harrison Family, LLC,
                                                   its General Partner

/s/ J. Frank Harrison, Jr.                  /s/ J. Frank Harrison, Jr.
------------------------------              ------------------------------------
J. Frank Harrison, Jr.                      By: J. Frank Harrison, Jr.
                                            Title:  Chief Manager

/s/ J. Frank Harrison, III                  JFH Family Limited Partnership - DC1
------------------------                    By: J. Frank Harrison Family, LLC,
J. Frank Harrison, III                          its General Partner


                                            /s/ J. Frank Harrison, Jr.
                                            --------------------------
/s/ Reid M. Henson                          By: J. Frank Harrison, Jr.
------------------------------              Title:  Chief Manager
Reid M. Henson


J. Frank Harrison Family, LLC
/s/ J. Frank Harrison, Jr.
------------------------------
By:  J. Frank Harrison, Jr.
Title:  Chief Manager

JFH Family Limited Partnership - FH1
By: J. Frank Harrison Family, LLC,
    its General Partner

/s/ J. Frank Harrison, Jr.
------------------------------
By:  J. Frank Harrison, Jr.
Title:  Chief Manager